EXHIBIT 99.1

Limelight Networks(R) Reports First Quarter 2012 Results and Announces $15 Million Stock Repurchase Program

TEMPE, Ariz., May 3, 2012 (GLOBE NEWSWIRE) -- Limelight Networks, Inc. (Nasdaq:LLNW) ("Limelight") today reported first quarter 2012 financial results.

"Limelight Networks' suite of high-value solutions allow our customers to manage their entire digital presence across web, mobile, social, and large screen channels on one platform," said Jeff Lunsford, chairman and chief executive officer. "These cloud-based solutions are being well-received by customers and prospects, and contributed to 66% year-over-year growth in our value added services. Our high-performance global compute and delivery platform allows us to offer advanced features across mobile, video and content management, website acceleration, content delivery, transcoding, live streaming, social enablement and cloud storage. The integration of these differentiates Limelight from point solution providers and allows our customers to streamline their workflow, deliver exceptional multi-screen experiences to their customers, and enhance their bottom lines."

Specific highlights for the first quarter included:

  Revenue of $44.3 million, representing 7% year-over-year growth from continuing operations
  Value added services revenue growth of 66% year-over-year
  Value added services comprised 31% of revenue:

-- Limelight video platform and mobile revenue grew in excess of 80% year-over-year

-- Enterprise cloud storage revenue grew in excess of 50% year-over-year

-- Site and application acceleration services revenue grew in excess of 45% year-over-year

Financial Highlights

For the first quarter of 2012, the Company reported revenue of $44.3 million from continuing operations, adjusted EBITDA of $2.2 million and non-GAAP net loss, before share-based compensation, litigation expenses, amortization of intangible assets, acquisition-related expenses, and discontinued operations of $5.5 million or 5 cents per basic share. GAAP net loss from continuing operations was $9.7 million, or 9 cents per basic share.

Capital investments were $5.7 million in the quarter. The Company ended the quarter with no bank debt and approximately $137 million in cash and cash equivalents and short-term marketable securities.

Stock Buyback Program

During the first quarter, the Company repurchased approximately $1.2 million of common stock under the repurchase plan. The Company has completed its initial repurchase program, having repurchased approximately 9.7 million shares of common stock for approximately $25.2 million (including commissions) at an average price of $2.59 per share since commencement. In addition, on May 2, 2012, our Board of Directors authorized a new $15 million share repurchase program.

Q2 2012 Outlook

The Company anticipates second quarter revenue to be in the range of $45-46 million.

Financial Tables

LIMELIGHT NETWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	March 31, 2012	December 31, 2011
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$ 108,733	$ 120,349
Marketable securities	27,914	19,850
Accounts receivable, net of reserves of $4,417 and $4,391 at March 31, 2012 and December 31, 2011	27,339	28,045
Deferred income tax	53	62
Income taxes receivable	80	31
Prepaid expenses and other current assets	15,179	20,646
Total current assets	179,298	188,983
Property and equipment, net	52,903	56,368
Marketable securities, less current portion	40	51
Deferred income tax, less current portion	1,273	1,177
Goodwill	80,304	80,105
Other intangible assets, net	8,598	9,207
Other assets	12,239	10,454
Total assets	$ 334,655	$ 346,345

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$ 3,519	$ 6,797
Deferred revenue	7,903	7,287
Capital lease obligation	1,741	1,750
Income taxes payable	287	774
Other current liabilities	12,393	13,195
Total current liabilities	25,843	29,803
Capital lease obligation, less current portion	1,697	2,124
Deferred income tax	566	580
Deferred revenue, less current portion	696	539
Other long term liabilities	3,687	4,194
Total liabilities	32,489	37,240
Commitments and contingencies	--	--
Stockholders' equity:
Convertible preferred stock, $0.001 par value; 7,500 shares authorized; 0 shares issued and outstanding	--	--
Common stock, $0.001 par value; 300,000 shares authorized at March 31, 2012 and December 31, 2011;
104,245 and 104,349 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	104	104
Additional paid-in capital	463,579	460,845
Contingent consideration	110	219
Accumulated other comprehensive loss	(67)	(509)
Accumulated deficit	(161,560)	(151,554)
Total stockholders' equity	302,166	309,105
Total liabilities and stockholders' equity	$ 334,655	$ 346,345

LIMELIGHT NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended

	March 31, 2012	December 31, 2011	March 31, 2011	December 31, 2010

Revenues	$ 44,316	$ 45,979	$ 41,403	$ 43,024
Costs and operating expenses
Cost of revenues * †	27,330	27,666	26,265	26,672
General and administrative * †	9,718	10,173	7,162	7,913
Sales and marketing *	11,632	10,178	10,798	9,724
Research & development *	5,166	4,592	3,691	3,351
Total costs and operating expenses	53,846	52,609	47,916	47,660

Operating loss	(9,530)	(6,630)	(6,513)	(4,636)

Interest expense	(50)	(74)	(36)	(59)
Interest income	106	128	184	143
Other income (expense)	(86)	(328)	3	(89)

Loss from continuing operations before income taxes	(9,560)	(6,904)	(6,362)	(4,641)
Income tax provision (benefit)	137	(909)	138	(383)

Loss from continuing operations	(9,697)	(5,995)	(6,500)	(4,258)

Discontinued operations:
Loss from discontinued operations, net of income taxes	(309)	(558)	(3,318)	(2,090)

Net loss	$ (10,006)	$ (6,553)	$ (9,818)	$ (6,348)

Net loss per share:
Basic
Continuing operations	$ (0.09)	$ (0.06)	$ (0.06)	$ (0.04)
Discontinued operations	$ (0.01)	$ --	$ (0.03)	$ (0.02)
Total	$ (0.10)	$ (0.06)	$ (0.09)	$ (0.06)

Diluted
Continuing operations	$ (0.09)	$ (0.06)	$ (0.06)	$ (0.04)
Discontinued operations	$ (0.01)	$ --	$ (0.03)	$ (0.02)
Total	$ (0.10)	$ (0.06)	$ (0.09)	$ (0.06)

Shares used in per share calculations:
Basic	104,226	106,253	103,917	99,557
Diluted	104,226	106,253	103,917	99,557

* Includes share-based compensation (see supplemental table for figures)

† Includes depreciation and amortization (see supplemental table for figures)

LIMELIGHT NETWORKS, INC.
SUPPLEMENTAL FINANCIAL DATA
(In thousands)
(Unaudited)

	Three Months Ended

	March 31, 2012	December 31, 2011	March 31, 2011	December 31, 2010

Supplemental financial data (in thousands):

Share-based compensation:

Cost of revenues	$ 506	$ 614	$ 576	$ 580
General and administrative	1,777	2,000	1,270	1,410
Sales and marketing	837	844	1,138	1,137
Research and development	831	730	849	780

Total share-based compensation	$ 3,951	$ 4,188	$ 3,833	$ 3,907

Depreciation and amortization:

Network-related depreciation	$ 6,829	$ 7,022	$ 6,657	$ 6,330
Other depreciation and amortization	703	714	400	379
Amortization of intangible assets	695	819	151	140

Total depreciation and amortization	$ 8,227	$ 8,555	$ 7,208	$ 6,849

Net (decrease) increase in cash, cash equivalents and marketable securities:	$ (3,563)	$ (17,545)	$ 65,638	$ (3,045)

End of period statistics:

Approximate number of active customers	1,562	1,565	1,552	1,567

Number of employees	504	482	424	405

LIMELIGHT NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended

	March 31, 2012	December 31, 2011	March 31, 2011	December 31, 2010

Cash flows from operating activities:
Net loss	$ (10,006)	$ (6,553)	$ (9,818)	$ (6,348)
Loss from discontinued operations	(309)	(558)	(3,318)	(2,090)
Net loss from continuing operations	(9,697)	(5,995)	(6,500)	(4,258)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	8,227	8,555	7,208	6,849
Share-based compensation	3,951	4,188	3,833	3,907
Deferred income taxes	(112)	(183)	(79)	(728)
(Gain) loss on foreign currency transactions	--	(18)	--	--
(Gain) loss on sale of property and equipment	--	--	--	(104)
Accounts receivable charges	426	262	233	121
Accretion of marketable securities	99	27	49	85
Non cash tax benefit associated with sale of discontinued operations	--	(407)	--	--
Non cash increase in cost basis investment	(374)	(359)	(73)	--
Changes in operating assets and liabilities:
Accounts receivable	280	(379)	1,160	(768)
Prepaid expenses and other current assets	5,478	1,102	(909)	156
Income taxes receivable	(35)	452	(125)	41
Other assets	(2,130)	(296)	(3,941)	594
Accounts payable	(625)	(4,815)	(833)	1,286
Deferred revenue	774	1,540	(775)	(2,796)
Other current liabilities	(1,246)	754	(1,923)	(1,537)
Income taxes payable	(500)	(1,045)	(51)	(314)
Other long term liabilities	(508)	341	84	--
Net cash provided by (used in) operating activities	4,008	3,724	(2,642)	2,534

Cash flows from investing activities:
Purchase of marketable securities	(15,469)	(7,396)	(1,410)	(1,039)
Maturities of marketable securities	7,303	1,412	6,970	7,339
Purchases of property and equipment	(5,680)	(3,491)	(7,973)	(8,321)
Net cash used in investing activities	(13,846)	(9,475)	(2,413)	(2,021)

Cash flows from financing activities:
Payments on capital lease obligations	(436)	(402)	(227)	(192)
Proceeds from exercise of stock options	118	109	415	1,486
Proceeds from secondary public offering, net	--	--	77,169	--
Cash paid for repurchase of common stock	(1,161)	(15,164)	--	--
Payment of employee tax withholdings related to restricted stock	(259)	(133)	(234)	(950)
Net cash (used in) provided by financing activities	(1,738)	(15,590)	77,123	344
Effect of exchange rate changes on cash	(40)	447	234	21

Cash flows from discontinued operations:
Cash (used in) provided by operating activities of discontinued operations	--	(2,597)	(1,111)	3,040
Cash used in investing activities of discontinued operations	--	--	(77)	(591)
Net cash (used in) provided by discontinued operations	--	(2,597)	(1,188)	2,449
Net (decrease) increase in cash and cash equivalents	(11,616)	(23,491)	71,114	3,327
Cash and cash equivalents, beginning of period	120,349	143,840	54,861	51,534
Cash and cash equivalents, end of period	$ 108,733	$ 120,349	$ 125,975	$ 54,861

Use of Non-GAAP Financial Measures

To evaluate our business, we consider and use Non-GAAP net income (loss) and Adjusted EBITDA as a supplemental measure of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income (loss) to be an important indicator of overall business performance because it allows us to illustrate the impact of the effects of share-based compensation, litigation expenses, amortization of intangibles, acquisition related expenses and discontinued operations. We define EBITDA as GAAP net income (loss) before interest income, interest expense, other income and expense, provision for income taxes, depreciation and amortization, and discontinued operations. We believe that EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define Adjusted EBITDA as EBITDA adjusted for operational expenses that we do not consider reflective of our ongoing operations. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. We also believe use of Adjusted EBITDA facilitates investors' use of operating performance comparisons from period to period. In addition, it should be noted that our performance-based executive officer bonus structure is tied closely to our performance as measured in part by certain non-GAAP financial measures.

The terms Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are not defined under United States generally accepted accounting principles, or United States GAAP, and are not measures of operating income, operating performance or liquidity presented in accordance with United States GAAP. Our Non-GAAP net income (loss), EBITDA and Adjusted EBITDA have limitations as analytical tools, and when assessing our operating performance, Non-GAAP net income (loss), EBITDA and Adjusted EBITDA should not be considered in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with United States GAAP. Some of these limitations include, but are not limited to:

  EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
  they do not reflect changes in, or cash requirements for, our working capital needs;
  they do not reflect the cash requirements necessary for litigation costs;
  they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;
  they do not reflect income taxes or the cash requirements for any tax payments;
  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;
  while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and
  other companies may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.

We compensate for these limitations by relying primarily on our GAAP results and using Non-GAAP net income (loss) and Adjusted EBITDA only as supplemental support for management's analysis of business performance. Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are calculated as follows for the periods presented in thousands:

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the Company is presenting the most directly comparable GAAP financial measures and reconciling the non-GAAP financial metrics to the comparable GAAP measures.

LIMELIGHT NETWORKS, INC.
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)
(In thousands)
(Unaudited)

	Three Months Ended

	March 31, 2012	December 31, 2011	March 31, 2011	December 31, 2010

GAAP net loss	$ (10,006)	$ (6,553)	$ (9,818)	$ (6,348)

Share-based compensation	3,951	4,188	3,833	3,907
Litigation defense expenses	49	301	344	22
Acquisition related expenses	(488)	117	141	169
Amortization of intangible assets	695	819	151	140
Loss from discontinued operations	309	558	3,318	2,090

Non-GAAP net loss	$ (5,490)	$ (570)	$ (2,031)	$ (20)

LIMELIGHT NETWORKS, INC.
Reconciliation of GAAP Net Income (Loss) to EBITDA to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended

	March 31, 2012	December 31, 2011	March 31, 2011	December 31, 2010

GAAP net loss	$ (10,006)	$ (6,553)	$ (9,818)	$ (6,348)

Depreciation and amortization	8,227	8,555	7,208	6,849
Interest expense	50	74	36	59
Interest and other (income) expense	(20)	200	(187)	(54)
Income tax expense (benefit)	137	(909)	138	(383)
Loss from discontinued operations	309	558	3,318	2,090

EBITDA	(1,303)	1,925	695	2,213

Share-based compensation	3,951	4,188	3,833	3,907
Litigation defense expenses	49	301	344	22
Acquisition related expenses	(488)	117	141	169

Adjusted EBITDA	$ 2,209	$ 6,531	$ 5,013	$ 6,311

Conference Call

At approximately 4:30 p.m. EDT (1:30 p.m. PDT) today, management will host a quarterly conference call for investors. Investors can access this call toll-free at 877-388-8480 within the United States or +1 678-809-1592 outside of the U.S. The conference call will also be audiocast live from http://www.limelight.com and a replay will be available following the call from the Company's website.

Safe-Harbor Statement

This press release contains forward-looking statements concerning, among other things, the outlook for the Company's revenues, net loss and stock-based compensation expenses, customer growth, market growth, pricing pressures, expansion into additional market segments, product and services improvements, the integration of acquired businesses and litigation and acquisition related expenses. Forward-looking statements represent the current judgment and expectations of Limelight Networks and are not guarantees and are subject to a number of risks and uncertainties that could cause actual results to differ materially including, but not limited to, risks and uncertainties discussed in the Company's Annual Report on Form 10K and other filings with the Securities and Exchange Commission and the final review of the results and amendments and preparation of quarterly financial statements, including consultation with our outside auditors. Accordingly, readers are cautioned not to place undue reliance on any forward-looking statements. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason.

About Limelight Networks, Inc.

Limelight Networks, Inc. (Nasdaq:LLNW) is a trusted provider of integrated cloud-based applications that leverage Limelight's scalable, high-performance, global computing platform. We give organizations whose Internet, mobile, and social initiatives are critical to their success a complete solution to upload, manage, publish, monetize, accelerate, and analyze their online and mobile content. The Limelight team of experts and end-to-end offering allow customers to streamline all of the processes throughout the content lifecycle and optimize the performance of content across all channels — empowering them to quickly and cost-effectively orchestrate a successful digital presence that improves brand awareness, drives revenue, and enhances customer relationships. For more information, please visit www.limelight.com or follow us on Twitter at www.twitter.com/llnw.

Copyright (C) 2012 Limelight Networks, Inc. All rights reserved. All product or service names are the property of their respective owners.

CONTACT: Heather Miller
         215-867-8600 ext. 239
         media@llnw.com